Exhibit 99.1

FOR IMMEDIATE RELEASE                www.fairchildsemi.com
OCTOBER 23, 2001

                                     Investor Relations:
                                     Pete Groth
                                     207-775-8660
                                     investor@spf.fairchildsemi.com

                                     Corporate Communications:
                                     Fran Harrison
                                     207-775-8576
                                     fran.harrison@fairchildsemi.com

                                     Public Relations Firm
                                     Barbara Ewen
                                     CHEN PR
                                     781-466-8282
                                     bewen@chenpr.com

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NEWS RELEASE
------------

              Fairchild Semiconductor Reports Third Quarter Results

    --   Results Highlight Continued Market Share Gains
    --   Bookings Rise 23% Sequentially; Book-to-Bill Ratio Above 1:1
    --   More than 145 New Products Introduced
    --   Cash Level Increases
    --   Earnings Beat First Call Consensus Estimates

SOUTH PORTLAND, MAINE - Fairchild Semiconductor International (NYSE: FCS) today reported results for the third quarter ended September 30, 2001. Revenues were $325.4 million, slightly higher than mid-quarter guidance issued by the company on September 6, 2001 and down 12.6% sequentially from the second quarter of 2001.

"Fairchild aggressively grew market share again this quarter by continuing to introduce new products and gain design wins," said Kirk Pond, president, CEO and chairman of the board. "Strong companies capture market share in down markets, and we have been accomplishing that goal throughout this year. While our revenues were down 32% from the third quarter of 2000, we outperformed the industry, which was down more than 45% in the same period. We introduced more than 145 new products this quarter, raising our total through nine months to more than 385, well ahead of our 2000 run rate. We won designs in a wide variety of consumer, computer, power supply, and automotive segments.

"Our bookings improved 23% sequentially, and our book-to-bill ratio for the quarter was slightly greater than 1:1," continued Pond. "Our turns business, which is comprised of orders for shipment within the same quarter, was unusually strong. We turned 28% of our third quarter bookings into revenue during this quarter. Visibility remains low, however. While our 13-week backlog grew 14% through the quarter, our 26-week backlog remained nearly unchanged.

"We remain in a deal-driven market characterized by short term delivery demands and aggressive pricing," Pond said. "My experience through several semiconductor cycles has been that a combination of high turns, an improving book-to-bill ratio, low backlog visibility and aggressive pricing has always marked the beginning of the end of the downturn."

Highlights of the third quarter include the following:

- Grew overall market share in served available worldwide market from 5.0% to 5.5% from May to August (based on WSTS global sales data);
- Grew market share in power components segment from 7.5% to 8.1% from May to August (based on WSTS global sales data);
- Completed acquisition of Impala Linear Corporation, expanding power analog business and broadening portfolio of power management solutions for hand-held applications;

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-    Grew bookings in computer and communications segments by roughly 30%
     sequentially;
- Generated 32% of total sales from products that have been developed within the past three years;
- Won new analog designs in Pentium 4, DVD, set top box, cell phone handset, flat panel display, and optical storage applications;
- Won new power discrete designs in Pentium 4, battery charging, AC/DC power supply, 48 V DC/DC power supply, cell phone handset, and automotive ignition control applications;
- Won new interface and logic designs in notebook computer, memory module, MP3 player, digital camera, cell phone handset, printer and telecom switch applications; and
- Maintained end market segment balance with 16% of sales into communications, 32% into computing, 24% into consumer and displays, and 28% into industrial/automotive/military.

"Our strategy of selling high performance products into multiple end markets again allowed us to outgrow the industry," stated Pond. "During the quarter we saw strengthening demand from the PC segment, driven mainly by the Pentium 4 ramp. Demand from suppliers of disk drives, optical storage products, monitors, flat panel displays and other computer peripherals was equally strong. In the consumer segment, demand from suppliers of set top boxes, MP3 players, PDAs, digital cameras, and DVD players remained solid. We also saw some order strengthening in the wireless handset market, although from very low levels. Our Asia distribution resales strengthened through the quarter and hit a record level in August, while distribution resales in Europe and North America were slow. Demand from wireline communications and EMS segments remained weak as well."

"I'm extremely pleased with our employees' efforts to manage our costs closely and further strengthen our balance sheet this quarter," stated Joe Martin, executive vice president and chief financial officer. "While maintaining our strong pace of new product introductions and design wins, we were able to reduce our research and development, selling, general and administrative (R&D, SG&A) expenses by nearly 13% sequentially. Our balance sheet performance was outstanding: we grew our cash levels by $28 million, reduced inventories by $20 million, improved our inventory turns and reduced our receivables as measured by days sales outstanding (DSO) by six days."

Third quarter adjusted net loss was $8.8 million, or $0.09 per share of common stock, as compared to adjusted net income of $84.0 million, or $0.82 per diluted share in the third quarter of 2000. Adjusted net income is net income before amortization of acquisition-related intangibles, restructuring and other unusual items. During the quarter the company had unusual charges of $1.8 million which were for in-process research and development associated with the acquisition of Impala Linear Corporation and also employee severance charges. Third quarter gross margins were 20.0%, due mainly to lower pricing and lower factory utilization due to significant reductions in inventories.


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Including amortization of acquisition-related intangibles, restructuring and other unusual items, the company reported a net loss in the third quarter of $19.1 million, or $0.19 per share, compared to net income of $69.7 million, or $0.68 per diluted share in the third quarter of 2000.

For the first nine months of 2001, the company reported revenues of $1,083.1 million, an 18% decrease from the $1,314.4 million reported for the first nine months of 2000. For the first nine months of 2001, adjusted net income was $23.1 million or $0.23 per diluted share, compared to $205.6 million, or $2.03 per diluted share in the first nine months of 2000. Including amortization of acquisition-related intangibles, restructuring and other unusual items, the company had a net loss of $25.5 million or $0.26 per share in the first nine months of 2001, compared to net income of $179.4 million, or $1.77 per diluted share in the first nine months of 2000.

"Our beginning backlog entering the fourth quarter was approximately 14% higher than it was entering the third quarter, and our bookings rate through the first three weeks of the quarter has remained seasonally healthy," said Martin. "We remain very cautious, however, about the extent of the seasonal demand in the fourth quarter we are currently seeing for personal computers and consumer electronics due to widespread uncertainty about consumer spending plans. As such, we are anticipating that our turns business in the fourth quarter will be lower than the third quarter, and we expect overall revenues for the fourth quarter will be flat to down 5% sequentially.

"We expect that our fourth quarter gross margins will improve by about 200 basis points due to manufacturing cost cutting, improved product mix, and better factory utilization driven by a smaller planned inventory reduction," Martin continued. "We are continuing our spending controls and now expect fourth quarter R&D and SG&A expenses (excluding amortization of intangibles) to be in the range of $51 to $54 million, down another 5% from the third quarter. We continue to expect capital spending of around $125-135 million during 2001. We expect revenues in the first quarter of 2002 to be sequentially lower than the fourth quarter, following normal seasonal patterns, and currently expect quarterly sequential growth to follow for the remainder of next year."

About Fairchild Semiconductor International:

Fairchild Semiconductor International (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial, automotive and aerospace applications. Fairchild's 11,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

Special Note on Forward-Looking Statements:

This press release includes forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Other forward-looking


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statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. Other risk factors are listed in the company's quarterly report on Form 10-Q for the quarter ended July 1, 2001 (see the Business Risks section of Management's Discussion and Analysis of Financial Condition and Results of Operations); available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the Securities and Exchange Commission's web site at www.sec.gov.



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                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                              FINANCIAL HIGHLIGHTS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                               Three Months Ended        Nine Months Ended
                                                            -----------------------   -------------------------
                                                            September 30, October 1,  September 30,  October 1,
                                                                 2001        2000         2001         2000
                                                                 ----        ----         ----         ----
Revenue:
          Net sales--trade (1)                                 $ 303.4     $ 450.7    $ 1,025.7     $ 1,229.6
          Contract manufacturing                                  22.0        25.3         57.4          84.8
                                                               -------     -------    ---------     ---------
                   Total revenue                                 325.4       476.0      1,083.1       1,314.4
Operating expenses:
          Cost of sales--trade (1) (2)                           246.0       286.2        769.7         790.1
          Cost of contract manufacturing                          14.3        16.1         37.7          52.8
          Research and development                                19.1        20.8         64.4          57.4
          Selling, general and administrative                     35.8        47.7        120.1         138.3
          Amortization of acquisition-related intangibles         14.1        10.1         38.7          27.5
                                                               -------     -------    ---------     ---------
                   Total operating expenses                      329.3       380.9      1,030.6       1,066.1
                                                               -------     -------    ---------     ---------

Operating income (loss)                                           (3.9)       95.1         52.5         248.3
Interest expense, net                                             23.6        11.9         63.7          42.0
                                                               -------     -------    ---------     ---------
Income (loss) before restructuring, unusual charges
     and income taxes                                            (27.5)       83.2        (11.2)        206.3
Restructuring and unusual charges                                  1.8         5.8         28.0           7.0
Provision (benefit) for income taxes                             (10.2)        7.7        (13.7)         19.9
                                                               -------     -------    ---------     ---------
Net income (loss)                                              $ (19.1)    $  69.7    $   (25.5)    $   179.4
                                                               =======     =======    =========     =========
Net income (loss) per common share:
          Basic                                                $ (0.19)    $  0.70    $   (0.26)    $    1.85
                                                               =======     =======    =========     =========
          Diluted                                              $ (0.19)    $  0.68    $   (0.26)    $    1.77
                                                               =======     =======    =========     =========
Weighted average common shares:
          Basic                                                   99.7        99.1         99.5          96.9
                                                               =======     =======    =========     =========
          Diluted                                                 99.7       102.9         99.5         101.1
                                                               =======     =======    =========     =========


                                                               Three Months Ended        Nine Months Ended
                                                            -----------------------   -------------------------
                                                            September 30, October 1,  September 30,  October 1,
                                                                 2001        2000         2001         2000
                                                                 ----        ----         ----         ----

Adjustments to reconcile reported net income (loss) to adjusted net income (loss):

    Net income (loss)                                           $ (19.1)   $  69.7      $ (25.5)     $ 179.4
         Restructuring and unusual charges                          1.8        5.8         28.0          7.0
         Release of inventory and distribution reserves
              associated with Memory restructuring                   --         --           --         (5.4)
         Inventory charge associated with Analog restructuring       --         --          2.5           --
         Amortization of acquisition-related intangibles           14.1       10.1         38.7         27.5
         Less associated tax effects                               (5.6)      (1.6)       (20.6)        (2.9)
                                                                -------    -------      -------        -----
    Adjusted net income (loss)                                  $  (8.8)   $  84.0      $  23.1      $ 205.6
                                                                -------    -------      -------      -------

    Diluted weighted average common shares:(3)                     99.7      102.9        102.4        101.1
                                                                -------    -------      -------      -------
    Diluted adjusted earnings (loss) per share                  $ (0.09)   $  0.82      $  0.23      $  2.03
                                                                =======    =======      =======      =======


(1) For the nine months ended October 1, 2000 includes the favorable effect of the release of reserves booked to sales and cost of sales of $2.1 million and $3.3 million, respectively which are associated with the Memory restructuring action in 1999.

(2) For the nine months ended September 30, 2001 includes inventory charges of $2.5 million associated with the Analog restructuring action.

(3) For the nine months ended September 30, 2001, diluted adjusted earnings per share is calculated utilizing diluted weighted average common shares of
     102.4 which takes into consideration the affect of weighted options outstanding that are antidilutive in the calculation of net loss per share.